EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-81626, 333-85996, 333-118519, 333-120602, 333-122068, and 333-131433) of Digital River, Inc.,

(2) Registration Statement (Form S-4 No. 333-122069) of Digital River, Inc. and in the related prospectus, and

(3) Registration Statement (Form S-8 No. 333-67085, 333-79269, 333-36680, 333-47026, 333-53332, 333-69036, 333-101759, 333-105864, 333-130626 and 333-161036) pertaining to Digital River, Inc.;

of our report dated February 23, 2010, with respect to the consolidated financial statements and schedule of Digital River, Inc. included herein and, our report dated February 23, 2010, with respect to the effectiveness of internal control over financial reporting of Digital River, Inc., included herein.

/s/  Ernst & Young LLP

Minneapolis, Minnesota
February 23, 2010